Exhibit 13.1
Certification Pursuant to 18 U.S.C. Section 1350 As Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Grupo Aeroportuario del Sureste, S.A.B. de C.V., a Mexican corporation (the “Company”), does hereby certify that, to such officer’s knowledge:
1.	The accompanying Annual Report of the Company on Form 20-F for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adolfo Castro Rivas
Date: June 29, 2007	Adolfo Castro Rivas
Chief Financial Officer

/s/ Fernando Chico Pardo
Date: June 29, 2007	Fernando Chico Pardo
Chief Executive Officer

(A signed original of this written statement required by Section 906 has been provided to Grupo Aeroportuario del Sureste, S.A.B. de C.V. and will be retained by Grupo Aeroportuario del Sureste, S.A.B. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.)